UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): May 6, 2013 (May 2, 2013)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Tractor Supply Company (the “Company”) was held on May 2, 2013.  At the meeting, the stockholders elected each of the Company’s nominees for director to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified. In addition, at the meeting, the stockholders ratified the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2013, and voted in favor of the compensation of the named executive officers of the Company, on an advisory and non-binding basis.

The voting results of the director elections, ratification of the reappointment of Ernst & Young LLP, and advisory vote on the compensation of the named executive officers, which were described in more detail in the definitive proxy statement relating to the 2013 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on March 20, 2013, are set forth below.

(1)           Each director was elected by the following tabulation:

	For	Withheld	Broker Non-Votes
James F. Wright	56,130,856	1,110,134	6,045,503
Johnston C. Adams	56,957,693	283,297	6,045,503
Peter D. Bewley	56,814,757	426,233	6,045,503
Jack C. Bingleman	56,954,663	286,327	6,045,503
Richard W. Frost	56,963,877	277,113	6,045,503
Cynthia T. Jamison	56,173,845	1,067,145	6,045,503
George MacKenzie	56,961,702	279,288	6,045,503
Edna K. Morris	56,934,633	306,357	6,045,503
Gregory A. Sandfort	56,958,763	282,227	6,045,503

(2)           Ratification of the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2013 was approved by the following tabulation:

For	Withheld	Abstain
62,106,348	998,205	181,940

(3)           The compensation of the named executive officers of the Company was approved, on an advisory and non-binding basis by the following tabulation:

For	Against	Abstain	Broker Non-Votes
56,139,200	525,910	575,880	6,045,503

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

May 6, 2013	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer